UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Oshkosh Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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O S H K O S H     C O R P O R A T I O N

F O R   I M M E D I A T E   R E L E A S E

OSHKOSH CORPORATION RESPONDS TO CARL ICAHN

OSHKOSH, Wis. (October 11, 2012) — Oshkosh Corporation (NYSE: OSK), a leading manufacturer of specialty vehicles and vehicle bodies, today issued the following response regarding Carl Icahn’s stated intention to commence a tender offer for “any and all” of the outstanding common shares of Oshkosh at $32.50 per share in cash and to nominate directors to the Oshkosh Board of Directors at the Company’s 2013 Annual Meeting.  Oshkosh noted that at Oshkosh’s 2012 Annual Meeting, Mr. Icahn was unsuccessful in his attempt to elect any of his six director nominees to the Oshkosh Board of Directors.

Oshkosh’s Board of Directors, in consultation with its financial and legal advisers, will advise shareholders of its position regarding the unsolicited tender offer within 10 business days from the date of commencement by making available to shareholders and filing with the Securities and Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9.  Oshkosh shareholders are advised to take no action at this time pending a review of the unsolicited tender offer by the Oshkosh Board.

Goldman, Sachs & Co. is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP and Foley & Lardner LLP are serving as legal advisors to the Company.

About Oshkosh Corporation

Oshkosh Corporation is a leading designer, manufacturer and marketer of a broad range of specialty access equipment, commercial, fire & emergency and military vehicles and vehicle bodies. Oshkosh Corporation manufactures, distributes and services products under the brands of Oshkosh®, JLG®, Pierce®, McNeilus®, Jerr-Dan®, Oshkosh Specialty Vehicles, Frontline™, CON-E-CO®, London® and IMT®. Oshkosh products are valued worldwide in businesses where high quality, superior performance, rugged reliability and long-term value are paramount. For more information, log on to www.oshkoshcorporation.com.

®, TM All brand names referred to in this news release are trademarks of Oshkosh Corporation or its subsidiary companies.

IMPORTANT INFORMATION FOR INVESTORS AND STOCKHOLDERS

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. No tender offer for the shares of Oshkosh has commenced at this time. If a tender offer is commenced, the Company will file a solicitation/ recommendation statement on Schedule 14D-9 with the U.S. Securities and Exchange Commission (“SEC”). INVESTORS AND SHAREHOLDERS OF OSHKOSH ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  Investors and shareholders may obtain a free copy of these documents (when they are filed and become available) free of charge at the SEC’s website at www.sec.gov.  The Company also will provide a copy of these materials without charge on its website at www.oshkoshcorporation.com.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Company’s 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting”). The Company plans to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the 2013 Annual Meeting (the “2013 Proxy Statement”).  SHAREHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants, none of whom owns in excess of 1% of the Company’s common stock, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. This information can also be found in the Company’s Annual Report on Form 10-K for the year ended September 30, 2011, filed with the SEC on November 16, 2011, and in the Company’s definitive proxy statement for its 2012 Annual Meeting of Shareholders (the “2012 Proxy Statement”), filed with the SEC on December 12, 2011. To the extent holdings of the Company’s securities have changed since the amounts printed in the 2012 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Shareholders will be able to obtain, free of charge, copies of the 2013 Proxy Statement and any other documents (including the WHITE proxy card) filed by the Company with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.oshkoshcorporation.com) or by writing to Ms. Margaret Wacholtz, Oshkosh Corporation, P.O. Box 2566, Oshkosh, Wisconsin, 54903-2566. In addition, copies of the proxy materials, when available, may be requested from the Company’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022 or toll-free at (877) 750-9499.

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Contacts:

Media Relations:

John Daggett, Oshkosh

Vice President, Communications

(920) 233-9247

Dan Katcher / Matt Sherman / Nick Lamplough

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

Investor Relations:

Patrick Davidson, Oshkosh
Vice President, Investor Relations
(920) 966-5939